Registration No. 333-282611

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 8

to

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

General Enterprise Ventures, Inc.
(Exact name of registrant as specified in its charter)

Wyoming	4955	87-2765150
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1740H Del Range Blvd, Suite 166

Cheyenne, WY 82009

(800) 401-4535

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Theodore Ralston, Chief Executive Officer

General Enterprise Ventures, Inc.

1740H Del Range Blvd, Suite 166

Cheyenne, WY 82009

(800) 401-4535

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Anthony F. Newton	David E. Danovitch, Esq.
Law Office of Anthony F. Newton	Aaron M. Schleicher, Esq.
8810 Luray Court	Sullivan & Worcester LLP
Rosenberg, Texas 77469	1251 Avenue of the Americas, 19th Floor
+1 (832) 452-0269	New York, NY 10020
+1 (212) 660-3060

APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: As soon as practicable after this registration statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non- accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 8 to the Registration Statement on Form S-1 (File No. 333-282611) is filed solely to amend Item 16 of Part II thereof and to file certain exhibits thereto. This Amendment No. 8 does not modify any provision of the preliminary prospectus contained in Part I. Accordingly, the preliminary prospectus has been omitted.

Item 16. EXHIBITS

(a) Documents filed as exhibits hereto:

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Exhibit	Filing Date
1.1	Form of Underwriting Agreement	S-1	1.1	8/08/2025
3.1	Articles of Domestication/Articles of Incorporation	10-K	3.1	4/15/2024
3.2	Amendment to Articles of Incorporation	10-K	3.2	3/31/2025
3.3	Bylaws	10-K	3.3	4/15/2024
3.4	Second Amended and Restated Designations and Preferences of Series A Preferred Stock	10-K	3.4	3/31/2025
3.5	Amended and Restated Designations and Preferences of Series C Convertible Preferred Stock	10-K	3.5	3/31/2025
3.6	Form of Amended and Restated Articles of Incorporation	S-1	3.6	8/4/2025
3.7	Form of Amended and Restated Bylaws	S-1	3.7	8/4/2025
4.1	Form of Representative’s Warrants
4.2	Form of Warrant Agreement issued with Convertible Note, dated July 2024	S-1	4.2	10/11/2024
4.3	Form of Convertible Note, dated July 2024	S-1	4.3	10/11/2024
4.4	Warrant Agreement dated February 28, 2025, by and between the Company and BoltRock Holdings, LLC	S-1	4.4	5/27/2025
4.5	Form of Warrant Agreement dated March 7, 2025, by and between the Company and its Placement Agents	S-1	4.5	5/27/2025
4.6	Form of Warrant Agreement dated March 7, 2025, by and between the Company, and Univest Securities, LLC or Bradley Richmond	S-1	4.6	5/27/2025
4.7	Warrant Agreement (W-34) between the Company and Bradley Richmond	S-1	4.7	8/4/2025
4.8	Warrant Agreement (W-35) between the Company and Bradley Richmond	S-1	4.8	8/4/2025
4.9	Warrant Agreement (W-36) between the Company and Bradley Richmond	S-1	4.9	8/4/2025
4.10	Warrant Agreement (W-37) between the Company and Bradley Richmond	S-1	4.10	8/4/2025
4.11	Warrant Agreement (W-38) between the Company and Univest Securities, LLC	S-1	4.11	8/4/2025
5.1	Opinion of Law Office of Anthony F. Newton, regarding the validity of securities being registered	S-1	5.1	8/4/2025
10.1	Form of Subscription Agreement for Convertible Note.	S-1	10.1	10/11/2024
10.2	Membership Interest Purchase Agreement dated April 13, 2022 between MFB Ohio and Stephen Conboy	S-1	10.2	2/14/2025
10.3	Consulting Agreement with Stephen Conboy, dated January 26, 2025	S-1	10.3	2/14/2025
10.4	Safer Choice Agreement between the EPA and Mighty Fire Breaker LLC, dated August 26, 2022	S-1	10.4	2/14/2025
10.5#	Employment Agreement by and between the Company and Joshua Ralston dated March 1, 2025.	S-1	10.5	5/27/2025
10.6#	Consulting Agreement by and between the Company and Theodore Ralston dated April 1, 2025.	S-1	10.6	5/27/2025
10.7#	Consulting Agreement by and between the Company and Nanuk Warman dated April 1, 2025.	S-1	10.7	5/27/2025
10.8#	Consulting Agreement by and between the Company and Anthony Newton dated April 1, 2025.	S-1	10.8	5/27/2025
10.9	Subscription Agreement dated February 28, 2025, by and between the Company and BoltRock Holdings, LLC	S-1	10.9	5/27/2025
10.10	Convertible Note dated February 28, 2025, by and between the Company and BoltRock Holdings, LLC	S-1	10.10	5/27/2025
10.11	Pledge Agreement dated February 28, 2025, by and between the Company and BoltRock Holdings, LLC	S-1	10.11	5/27/2025
14.1	Code of Ethics	S-1	14.1	5/27/2025
21.1	List of Subsidiaries of General Enterprise Ventures, Inc.	10-K	21.1	3/31/2025
23.1	Consent of WWC, P.C.	S-1	23.1	8/4/2025
23.2	Consent of Law Office of Anthony F. Newton (included in Exhibit 5.1)	S-1	5.1	8/4/2025
24.1	Power of Attorney (included on the signature page to previously filed registration statement)	S-1	24.1	2/14/2025
99.1	GREENGUARD Gold Test Results	S-1	99.1	2/14/2025
107	Filing Fee Table	S-1	107	2/14/2025

# Management contracts or compensatory plans, contracts or arrangements.

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser: If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(f) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cheyenne, State of Wyoming on August 11, 2025.

GENERAL ENTERPRISE VENTURES, INC.

By:	/s/ Theodore Ralston
Theodore Ralston
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Theodore Ralston	Director, Chairman, President, and Chief Executive Officer	August 11, 2025
Theodore Ralston	(Principal Executive Officer)

/s/ Nanuk Warman	Secretary and Chief Executive Officer	August 11, 2025
Nanuk Warman	(Principal Financial Officer and Principal Accounting Officer)

/s/ Jeffery Pomerantz	Director	August 11, 2025

/s/ John Costa	Director	August 11, 2025

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